                                                                 Exhibit (10)(V)


                           RETIREMENT PLAN AGREEMENT

     THIS AGREEMENT entered into this 1st day of September, 1995 between Home Savings Bank, S.S.B. having its principal office in Albemarle, North Carolina (hereinafter referred to as the "Bank") and those persons listed on attached Exhibit A who are current Directors for the Bank, all of whom are residents of Stanly County, North Carolina (hereinafter individually referred to as "Director" and collectively referred to as the "Directors").

                                  WITNESSETH:

     WHEREAS, the Directors have loyally and faithfully served as Directors of the Bank for an extended tenure;

     AND WHEREAS, for a large part of this tenure as Directors, very little in the way of monetary compensation has been paid to the Directors by the Bank for their services;

     AND WHEREAS, it is the intent of the Bank to compensate the Directors for their past services to the Bank, and to provide incentive for the Directors' continued service to the Bank to insure the continued success of the Bank and to provide management of the Bank with the benefit of the expertise and experience of the Directors;

     AND WHEREAS, in consideration of the loyal and faithful service of the Directors over the years, and their rendering of such valuable service to the Bank, it is the desire of the Bank to assist the Directors in providing for the contingencies of retirement, death and disability;

     NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto mutually agree as follows:

     1. Retirement Benefit: Beginning on the first day of the month following the date of the annual meeting of the bank after the Director's attainment of age 70, (hereafter sometimes referred to as Normal Retirement Date), the Bank will commence to pay the Director One Thousand Dollars ($1,000) per month for a continued period of 120 months (or ten (10) years). Any amount payable under this Section shall be reduced by any disability payments already paid under
Section 3 of this Agreement. At the sole option of the Bank, the balance of the monthly retirement benefits to be paid to the Director may be paid in a single lump sum payment based on the total balance of all payments due under this Section commuted on the basis of Seven Percent (7%) per annum compounded interest.

     In the event that a Director should die after becoming entitled to receive said monthly retirement benefit installments, but before any or all of said installments have been paid, the provisions of Section 2 below shall control the same as if the Director had died while continuing to serve as a Director. Any amounts already paid to the Director under this Section shall reduce the death benefit to be paid under Section 2 below.

     2. Death Benefit: Should a Director die while in the Directorship of the Bank, the Bank (beginning at a date to be determined by the Bank but within six
(6) months from the date of such death) will commence to pay One Thousand Dollars ($1,000) per month for a continuous period of 120 months (or ten (10) years) to such beneficiary or beneficiaries as the Director has directed by filing with the Bank a notice in writing. Also, irrespective of the above, however if the Director dies as result of suicide within two years of the execution of this agreement, no death benefit shall be payable. A copy of the Beneficiary Designation Form is attached as an Exhibit to this Agreement. Any amount payable under this Section shall be reduced by any retirement payments already paid under Section 1, and any disability payments already paid under
Section 3, of this Agreement.

     Upon death of the Director while in the Directorship of the Bank, or in the event that a Director should die after becoming entitled to receive said monthly benefit installments under either Section 1 or 3 of this Agreement, but before any or all of said installments have been paid, the Bank (in its sole discretion) shall have the option to either: (i) pay or continue to pay said monthly benefit installments to such beneficiary or beneficiaries as the Director has directed by filing with the Bank a notice in writing; or (ii) pay the balance of any death benefit installments which remains unpaid commuted on the basis of Seven Percent (7%) per annum compounded interest in a single lump sum payment to said designated beneficiary or beneficiaries. If payment option
(i) above is elected by the Bank and the last named beneficiary dies before all the unpaid death benefit installment payments have been made, the balance of any amount which remains unpaid at said beneficiary's death shall be commuted on the basis of Seven Percent (7%) per annum compounded interest and shall be paid in a single lump sum payment to the executor or administrator of the estate of the last named beneficiary to die. In the absence of any such beneficiary designation, any amount remaining unpaid at the Director's death shall be commuted on the basis of Seven Percent (7%) per annum compounded interest and shall be paid in a single lump sum payment to the executor or administrator of the Director's estate.

     3.  Disability:

     A. If a director shall become disabled (as defined in Subsection B of this Section 3) prior to his Normal Retirement Date while continuing to serve in the Directorship of the Bank, the Bank shall commence to pay him One Thousand Dollars ($1,000) per month for a continuous period of 120 months (or Ten (10) years). At the sole option of the Bank, the balance of the monthly disability benefit installments to be paid to the Director may be paid in a single lump sum payment based on the total balance of all payments due under this Section commuted on the basis of Seven Percent (7%) per annum compounded interest. The Bank shall notify the disabled Director of its decision to make a lump sum payment within thirty (30) days following its receipt of written notice of the Director's disability retirement from service. In the event that a Director should die after becoming entitled to receive said monthly disability benefit installments but before any or all of said installments have been paid, the provisions of Section 2 above shall control the same as if the Director had died while continuing to serve as a Director. Any amounts already paid to the Director under this Section shall reduce the death benefit to be paid under
Section 2 above.

     B. The Director shall be considered disabled for the purpose of this Agreement if he is unable to perform the duties of his position for a continuous period of six (6) months or more. During such six (6) month period, that Director must be under the regular care of a State licensed medical doctor (M.D.) or osteopathic physician (D.O.). For the purpose of this Section, or any other section relating to disability, if there is any dispute between the parties as to the Director's physical or mental disability, the questions shall be settled by the opinion of a medical doctor or osteopathic physician licensed in the state in which this Agreement is signed and who is selected by the mutual consent of the parties to this Agreement or their representatives. If the parties cannot agree within ten (10) days after a written request for the designation of an examining physician is made by either party to the other, then the examining physician shall be designated by the then President of the Stanly County Medical Society. Certification of that physician as to the matter in dispute shall be final and binding upon the parties.

     4. Vesting on Termination of Directorship: If the Director terminates his Directorship before his Normal Retirement Date, for reasons other than death or disability, he or his beneficiary, as applicable, shall be entitled at his Normal Retirement Date, or his prior death, to a percentage of the retirement benefits stated in Exhibit B of this Agreement as determined by the attached table. Notwithstanding any other provisions of this agreement, should a Director's service on the Board of Directors terminate as a result of a corporate reorganization, consolidation, merger, or sale of substantially all of the Bank's assets, such Director shall be 100% vested in the retirement benefits to which the Director would have been entitled to under Section 1 of this agreement if such corporate reorganization, consolidation, merger or sale of assets had not occurred.

     5.   Forfeiture Provisions:

     A. During the period the retirement benefit is payable to the Director under Section 1 of this Agreement, the Director shall not engage in business activities which are in competition with the Bank without first obtaining the written consent of the Bank.

     B. During the period of the retirement payment is payable to the Director under Section 1 of the Agreement, the Director shall be available to render consulting services to the Bank upon the reasonable request by an officer of the Bank, but such requests shall not be made more frequently than once each month, and shall not require a total time expenditure by the director of more than one day per month. Any travel, lodging, food and other reasonable necessary expenses incurred by the Director to perform this consulting service shall be paid by the bank. The Director shall not be considered to have breached this condition if he is unable to consult because of his mental or physical disability.

     C. Payment of the retirement benefit under this Agreement may be terminated by the Bank, if the Director fails to comply with either of the conditions set forth in subsection A and B of this Section 6.

     6.   General Provisions:

     A. Except as otherwise provided by this Agreement, it is agreed that neither the Director, nor his beneficiary shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments and the right thereto are expressly declared to be nonassignable and nontransferable.

     B. The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreements that may exist from time to time between the parties hereto, concerning any other compensation payable by the Bank to the Director whether as salary, bonus, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Director or restrict the right of the Director to terminate his Directorship of the Bank.

     C. The rights of the Director under this Agreement and of any beneficiary of the Director shall be solely those of an unsecured creditor of the Bank. Any asset acquired by the Bank in connection with the liabilities assumed by it hereunder, shall not be deemed to be held under any trust for the benefit of the Director or his beneficiaries or to be considered security for the performance of the obligations of the Bank, but shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

     The Bank may purchase a life insurance policy or policies to aid the Bank in meeting its obligations under this agreement. The Director shall have no rights, ownership, or beneficial interest in any such policy or policies which may be purchased by the Bank on his life. Should the Bank purchase any insurance policy or policies on the life of the Director, such policy or policies shall in no way be deemed to constitute collateral or security for this Agreement and this Agreement shall remain an unsecured promise to pay.

     D. The Bank hereby reserves the right to accelerate the payments specified in Sections 1, 2, 3 and 4 above without the consent of the Director, his estate, beneficiaries, or any other person claiming through or under him.

     E. In the event the financial condition of the Bank deteriorates to the point that under applicable regulatory authority the continued payment of the amounts due under this Agreement would be considered imprudent, the Bank reserves the right and authority to modify or amend the terms of the Agreement as may be required in the best interests of the Bank.

     F. The Bank agrees that it will not merge or consolidate with any other Bank or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing Bank or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Section, without having made adequate provision for the fulfilling of its obligations hereunder.

     G. This agreement shall be binding upon and inure to the benefit of the parties, their respective legal representatives, and any "Successor" of the Bank, which shall be deemed substituted for the Bank under the terms of this Agreement. As used in this Agreement the term "Successor" shall include any person, firm, Corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the Corporation's assets or business.

     H. This Agreement may be revoked or amended in whole or in part by a writing signed by all of the parties hereto.

     I. This Agreement shall be subject to and construed under the laws of the State of North Carolina.

     IN WITNESS THEREOF, the said Bank has caused this Agreement to be signed in its Corporate name by its duly authorized officer, and impressed with the Corporate seal, attested by its Secretary, and the said Directors have hereunto set their hands and seals, all on the day and year first above written.

                                    HOME SAVINGS BANK, S.S.B.


                                    By: /s/ Carl M. Hill
                                       -----------------------------------(Seal)
                                         President
ATTEST:

  /s/ Sheila S. Barbee
 -------------------------------
     Secretary

[CORPORATE SEAL]

WITNESS:

  /s/ Sheila S. Barbee                  /s/ Carl M. Hill
 -------------------------------       -----------------------------------(Seal)
                                       Carl M.  Hill, Director

  /s/ Sheila S. Barbee                  /s/ Caldwell A. Holbrook
 -------------------------------       -----------------------------------(Seal)
                                       Caldwell A.  Holbrook, Director

  /s/ Sheila S. Barbee                  /s/ Joel A. Huneycutt
 -------------------------------       -----------------------------------(Seal)
                                       Joel A.  Huneycutt, Director

  /s/ Sheila S. Barbee                  /s/ Douglas D. Stokes
 -------------------------------       -----------------------------------(Seal)
                                       Douglas D.  Stokes, Director

  /s/ Sheila S. Barbee                  /s/ Robert R. Swanner
 -------------------------------       -----------------------------------(Seal)
                                       Robert R.  Swanner, Director

                                   EXHIBIT A

                   Current Directorship and Years of Service


------------------------------------------------------------------------------
Director                  Date Service Began                   Date of Birth
------------------------------------------------------------------------------
Carl M.  Hill                   2/61                            01-31-1932

Caldwell A.  Holbrook           2/85                            01-28-1947

Joel A.  Huneycutt              2/84                            01-24-1942

Douglas D.  Stokes              11/88                           10-19-1945

Robert R.  Swanner              2/81                            03-25-1948
------------------------------------------------------------------------------

                                   EXHIBIT B

                                Vesting Schedule


Year            Hill       Holbrook      Huneycutt      Stokes       Swanner
-----------------------------------------------------------------------------
06-30-95         20%          20%            20%         20%           20%
-----------------------------------------------------------------------------
06-30-96         40%          40%            40%         40%           40%
-----------------------------------------------------------------------------
06-30-97         60%          60%            60%         60%           60%
-----------------------------------------------------------------------------
06-30-98         80%          80%            80%         80%           80%
-----------------------------------------------------------------------------
06-30-99        100%         100%           100%        100%          100%
-----------------------------------------------------------------------------